SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2009

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2009, Lexington Realty Trust (the "Trust") entered into separate amendments to the Employment Agreements (each an "Amendment" and collectively, the "Amendments") with each of E. Robert Roskind, the Trust’s Chairman, T. Wilson Eglin, the Trust’s Chief Executive Officer, President and Chief Operating Officer, Richard J. Rouse, the Trust’s Vice Chairman and Chief Investment Officer, and Patrick Carroll, the Trust’s Executive Vice President, Chief Financial Officer and Treasurer (collectively, the "Executives"). The Amendments amend the employment agreements of each of the Executives to extend the expiration of the current term from May 3, 2010 to July 5, 2010, so that the Trust has additional time to negotiate the terms of any renewal or new employment agreements with the Executives.

Attached as Exhibit 10.1 to this Current Report on Form 8-K is a copy of the form of Amendment. The description of the Amendments does not purport to be complete and is qualified in their entirety by reference to the copy attached as an exhibit.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Second Amendment to Employment Agreements with E. Robert Roskind, T. Wilson Eglin, Richard J. Rouse and Patrick Carroll

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: November 6, 2009	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1	Form of Second Amendment to Employment Agreements with E. Robert Roskind, T. Wilson Eglin, Richard J. Rouse and Patrick Carroll